Ex-10.53

                              SEVENTH AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT

     THIS SEVENTH AMENDMENT TO PURCHASE AND SALE (this "Amendment") made this fourth day of December, 2001 between THE PRIME OUTLETS AT BIRCH RUN, L.L.C., a Delaware limited liability company; THE PRIME OUTLETS AT WILLIAMSBURG, L.L.C., a Delaware limited liability company; and OUTLET VILLAGE OF HAGERSTOWN LIMITED PARTNERSHIP, a Delaware limited partnership (herein collectively called "Seller"), with an address at 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202, Attention: Glenn Reschke, telecopier number 410-234-1701; and WELP TRIPLE OUTLET, L.C., a Florida limited liability company (hereinafter called the "Buyer"), with an address c/o Estein & Associates USA, Ltd., 5200 International Drive, Orlando, Florida 32819, telecopier number 407-354-3243;

                                   WITNESSETH

     A. WHEREAS, Buyer and Seller have entered into a certain Purchase and Sale Agreement dated August 6, 1999 as amended by an Amendment dated September 27, 1999, a letter agreement dated September 28, 1999, an Amendment to Purchase and Sale Agreement dated November 18, 1999, a Third Amendment to Purchase and Sale Agreement dated February 24, 2000, a Fourth Amendment to Purchase and Sale Agreement dated April 14, 2000, a Fifth Amendment to Purchase and Sale Agreement dated May 1, 2000, and a Sixth Amendment to Purchase and Sale Agreement dated June 30, 2000 (as so amended, the "Agreement") for the purchase and sale of certain factory outlet shopping centers and other property more fully described therein; and

     B. WHEREAS, pursuant to a Settlement Agreement and Agreement Regarding Birch Run Refinancing dated as of August 15, 2001 (the "Settlement Agreement") OUTLET VILLAGE OF HAGERSTOWN LIMITED PARTNERSHIP ("H'TOWN") was released from its obligations under the Agreement and other agreements executed by H'TOWN in favor of Buyer, TRIPLE OUTLET WORLD, LTD., TRIPLE OUTLET WORLD JOINT VENTURE, BIRCH RUN OUTLETS, L.L.C. and WILLIAMSBURG OUTLETS, L.L.C. (collectively the "Other Obligations"); and

     C. WHEREAS, Buyer and Seller desire to revive and reinstate H'TOWN's obligations under the Agreement as well as the Other Obligations of H'TOWN and desire to amend the Agreement in the manner hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual entry into this Amendment by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer do agree as follows:

     1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     2. Buyer is entitled to retain and keep as its sole and exclusive property, and without setoff or charge therefore, the entire amounts previously paid to Buyer under Section 8 of the Settlement Agreement and otherwise as a result of closing of the purchase and sale of the Project not occurring under the Agreement notwithstanding reinstatement hereunder of H'TOWN's obligations under the Agreement and its Other Obligations in accordance with the provisions hereof.

     3. Effective as of the execution of this Amendment, all of the obligations from which H'TOWN was released under the terms of the Settlement (i.e., its obligations under the Agreement and its Other Obligations) are hereby reinstated and remain in full force and effect, as modified by this Amendment. If Buyer should terminate this Amendment for any reason or default in its obligations hereunder resulting in termination hereof by Seller, then H'TOWN's obligations under the Agreement shall again terminate and be of no further force or effect.

     4. The Agreement remains in full force and effect with respect to the Birch Run Project and the Williamsburg Project, except as it may have been modified as to either of such Projects by the Settlement and/or by an Agreement Regarding Williamsburg Refinancing dated as of October 17, 2001, and except to the extent that the provisions thereof may have expired pursuant to their terms. The existing provisions of the Agreement pertaining to the Hagerstown Project are of no force or effect. The Agreement is hereby amended and restated, beginning with
Article 1, with respect to the Hagerstown Project only to read as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     The following terms as used in this Amendment shall have the meanings ascribed to them below:

1.1     "Agreement". The Agreement as described in WHEREAS Clause A above.

1.2     "Amendment". This Seventh Amendment to Purchase and Sale Agreement.

1.3     "Bonds".   Barkdoll  Special Taxing  District Bonds issued in connection with development of the Project and described on Exhibit I.

1.4 "Borrowing Entity". Prime Retail Finance VI, LLC, the borrower under the Mercantile Loan.

1.5     "BRWH". BRWH, L.L.C., one of the members of the Joint Venture.

1.6     "Effective Date".   The  date when this Amendment  has been executed and
        delivered by Buyer and Seller.

1.7     "Escrow Agent".  Chicago Title Insurance Company.

1.8 "Investigation Period". A period of time commencing on the Effective Date and ending the earlier of (i) notice from Buyer to Seller that the Investigation Period is over, or (ii) forty-five (45) days after the Effective Date.

1.9     "Joint  Venture".   Triple  Outlet  World Joint Venture, a Florida joint
        venture,  which was formed by TOWL and BRWH.

1.10 "Key Property Materials". That part of the Property Materials consisting of: existing as-built surveys of the Real Property; current title commitment for the Real Property and existing title policy; existing most recent environmental studies or reports of the Project; current detailed rent roll of the Project; copies of operating statements for the Project for partial year 1998, all of 1999 and 2000 and year to date 2001 (through October 31, 2001) reflecting all income and expenses of the Project and copies of all federal, state and local tax returns of H'TOWN for such periods; copies of the Bond documentation (including copies of the Bonds); to the extent Seller has them in its possession, copies of certificates of occupancy or other evidence that all space in the Project may be lawfully occupied; copies of all current tax bills and special assessment notices for the Project; copies of the Agreement of Limited Partnership of H'TOWN and all amendments thereto certified to be true, correct and complete by Seller and copies of all Leases in effect on the date hereof for space in the Project.

1.11 "Leases". Leases for space in the Project with tenants which are identified on the Rent Roll attached as Exhibit II, together with any and all other leases which may be executed by Seller with tenants for the vacant spaces in the Project.

1.12    "Lender".   The  lender or  lenders  which  agree(s)  to make the Loans to be  arranged  by Seller pursuant to Section 1.13.

1.13    "Loans".   There  are  two  loans which make up the Loans, as described below:

     A. "Mercantile Loan". An indemnity deed of trust loan in the present principal amount of $49,062,000 and which at closing will be paid by Selling Partners out of the proceeds of closing down to the principal amount of $46,862,000 in favor of Mercantile Bank, the salient terms of which are set forth on Exhibit III; and

     B. "Permanent Loan". A loan to be secured by a deed of trust encumbering the Property which will refinance the Mercantile Loan at or prior to its maturity and will be in an amount not exceeding the principal balance of the Mercantile Loan as of the date of closing hereunder.

     The Mercantile Loan is to remain in effect after the time of closing hereunder. All other financing on the Project other than the Bonds will be paid and satisfied in full by H'TOWN or Selling Partners prior to closing hereunder being effective. Prime Retail, L.P. shall remain a guarantor of the Mercantile Loan but the Mercantile Loan documents are to be modified to provide that any insolvency, bankruptcy or other change in financial condition of Prime Retail, L.P. or any affiliate thereof (except H'TOWN, the Borrowing Entity and the Property Entity) shall not constitute a default under the Mercantile Loan. The Mercantile Loan is to be non-recourse to the Joint Venture and its Venturers except for customary carve-outs.

        Seller will be responsible for refinancing the Mercantile Loan by obtaining the Permanent Loan at or prior to its maturity. Buyer and the Joint Venture will be obligated to fully cooperate with and use commercially reasonable efforts to identify, assist with and cause the Permanent Loan to be obtained and closed. All terms and conditions of the Mercantile Loan will be reviewed by Buyer during the Investigation Period and if they are not satisfactory to Buyer, Buyer's sole remedy shall be to terminate this Amendment pursuant to Section 4.3. The Permanent Loan shall be subject to the approval of both venturers in the Joint Venture. Subject to the terms of the next sentence, the difference between the actual principal amount of the Permanent Loan and the then principal balance of the Mercantile Loan, will be paid by the Joint Venture through capital calls in the ratio of 30% by BRWH and 70% by TOWL. Notwithstanding the above, if the principal amount of the Permanent Loan is less than $44,000,000, Seller will loan the Joint Venture the difference between $44,000,000 and the principal amount of the Permanent Loan at an interest rate of 7.75%, with a maturity date the same as that for the Permanent Loan and with the same amortization period as that for the Permanent Loan (the "Seller Loan"). The Seller Loan will be secured by a pledge of all distributions from the Joint Venture, and monthly payments under the Seller Loan will be paid prior to any distributions by the Joint
     Venture. Seller and Buyer agree that the Permanent Loan will have a maturity date inclusive of extension options (or at leas t a prepayment period in which the Permanent Loan can be prepaid at par without penalty) of no earlier than June 1, 2009 and no later than ten (10) years after Closing hereunder. The Permanent Loan may be either fixed or variable rate debt, and shall be non recourse except for customary carve-outs (which, if required, shall be guaranteed by the joint venturers of the Joint Venture). BRWH will pledge its entire Joint Venture interests to secure Seller's obligation to refinance the Mercantile Loan and the Pledge and Escrow Agreement dated November 18, 1999 executed at the closing of the purchase and sale of the Birch Run Project (the "Pledge Agreement") will be amended to add this obligation as one that is secured by such Pledge Agreement. Once the Permanent Loan is closed, the Pledge Agreement will no longer secure the obligations to refinance the Mercantile Loan, but an extension and/or modification of the Mercantile Loan that does not meet all the requirements for the Permanent Loan shall not be deemed a Permanent Loan. Prior to obtaining the Permanent Loan at the current maturity date of the Mercantile Loan, Seller may elect to extend the maturity date of the Mercantile Loan, at Seller's sole expense, and, to the extent Seller wishes to cause an extension of the Mercantile Loan by means of a principal paydown (the "Principal Reduction Payment") of such loan, Seller will have the right to do so and have the Principal Reduction Payment treated as a Seller Loan. Notwithstanding the above, if a Seller Loan results from a Principal Reduction Payment, any amortization of the associated Seller Loan will be deferred until and paid at the time of closing of the Permanent Loan. If Seller so elects to extend the maturity of the Mercantile Loan, then Seller shall continue to be obligated to obtain the Permanent Loan as herein provided upon the maturity of the Mercantile Loan as so extended. Seller shall, at least fifteen (15) days prior to the maturity of the Mercantile Loan as it may be extended in accordance with the terms of this Section, either (i) cause the closing of the Permanent Loan, or (ii) provide a commitment letter (or other evidence reasonably acceptable to Buyer) for the Permanent Loan which provides for closing of such loan on or before the maturity of the Mercantile Loan (as extended). If the Permanent Loan is actually closed prior to June 1, 2004 to satisfy this obligation, Buyer agrees that the "June 1, 2009" date referenced above in this Section
     1.13 will be changed to a date which is five (5) years from the Permanent Loan closing date.

        To the extent the interest rate on either the Mercantile Loan or the Permanent Loan is less than 7.75%, Seller will receive 100% of the savings as a Buyer Interest Savings Payment; to the extent the interest rate on the Mercantile Loan or the Permanent Loan exceeds 7.75%, Seller will pay 100% of the excess as a Seller Interest Subsidy Payment. The Buyer Interest Savings Payment and the Seller Interest Subsidy Payment shall be payable and secured as set forth in Section 3.3 of the Agreement which Section is hereby revived and made applicable to the Project and is incorporated herein by reference, except however, that the Buyer Interest Savings Payment and Seller Interest Subsidy Payment with respect to H'TOWN shall be based solely on the interest rate differential and not on any payment differential. BRWH will pledge its Joint Venture interests as security for the obligation to pay the Seller Interest Subsidy Payment.

        Seller and Selling Partners shall be responsible for all costs associated with assumption of the Mercantile Loan (excluding Buyer's attorneys fees) and shall be responsible for all costs associated with the origination and closing of the Permanent Loan, including reasonable attorneys fees of Buyer's attorneys and attorneys for the Property Entity and Joint Venture. If for any reason the Mercantile Loan does not remain structured as an indemnity deed of trust loan, Seller will not be obligated to proceed to closing provided that Seller has notified Buyer of its decision not to close on or before December 10, 2001; but failure to provide such notice will not affect the provisions of Section 11.3. All reserves, escrows and other deposits required under either of the Loans will be paid by the Joint Venture (or, in the case of the Mercantile Loan, if already held by the Lender thereunder, H'TOWN shall be reimbursed such amounts at closing by the Joint Venture).

     At closing of the Permanent Loan, the parties shall execute mutual indemnification agreements similar to those executed at the time of the refinancings of the Birch Run and Williamsburg Projects. The obligation to execute such indemnification agreements shall survive closing until the Permanent Loan is closed.

1.14 "Management Agreement". A Management and Leasing Agreement to be entered into between an entity designated by Seller and Buyer at the time of closing providing for Seller's designated entity to manage and lease the Project for and on behalf of Buyer. The Management Agreement will be in form similar to those for the Birch Run and Williamsburg Projects except that the Base Management Fee is to be reduced only if the reimbursement for home office accounting costs exceeds $6,000.00 in any month. The term of the Management Agreement will end on the earlier of maturity of the Permanent Loan (or earlier prepayment thereof), if the Permanent Loan in fact closes, or thirty (30) days after maturity of the Mercantile Loan without a Permanent Loan having closed. At closing, the existing management agreements for Birch Run and Williamsburg will be extended to end the earlier of maturity of the respective loan on each of the respective Projects or prepayment of the loans on those Projects.

1.15 "Net Operating Income". For purposes of Sections 10.2 Net Operating Income is aggregate net cash flow from operations of the Project based upon the rentals reflected on Exhibit II (but excluding revenues from insurance or condemnation proceeds, refinancings and other non-operation revenues) before payment of capital expenditures, leasing commissions and tenant allowances and principal and interest payments on indebtedness for borrowed money.

1.16 "Partnership Interests". One hundred percent of the ownership interests in H'TOWN consisting of all limited and general partner interests in H'TOWN.

1.17 "Personal Property". H'TOWN'S 100% membership interest in Borrowing Entity, the Bonds, all plans, drawings, permits, governmental authorizations, contracts, documents, surveys, site plans, engineering reports, soil and environmental studies, leases, construction and manufacturer warranties, supplies and all other tangible personal property located on, the Real Property and intangible property arising from ownership and/or operation thereof exclusive of accounts receivable for any period prior to the closing date and exclusive of the right of use of the name of the Project, which will be licensed to Buyer pursuant to Section 15.2. The Personal Property shall not include bonds (exclusive of the Bonds), bank accounts, accounts receivable letters of credit, deposits and other sureties placed by Seller with governmental authorities or utility companies in connection with the construction (but excluding such items as utility deposits required to remain in place for the operation of the Project) ("Construction Security"), all of which shall remain the property of Prime Retail, L.P. If, however, the Construction Security is required or is otherwise in the name of the Buyer, then, Buyer agrees to fully cooperate with Seller in obtaining the return of the Construction Security and upon any return of the Construction Security, Buyer shall immediately deliver the Construction Security to Seller to the extent received by Buyer.

1.18    "Project".   That  commercial real estate Prime Outlet Center located on and encompassing the Real Property.

1.19    "Property".  All of the Real Property and the Personal Property.

1.20 "Property Entity". The entity which will own the Partnership Interests and which, after closing, along with H'TOWN, shall be a "Property Entity" as described in the Joint Venture Agreement of Joint Venture.

1.21 "Property Entity Subsidiary". A company to be formed as determined by TOWL and BRWH which will be wholly owned by the Property Entity.

1.22 "Property Materials". All instruments, documents, leases, contracts, surveys, plats, plans, specifications, reports, studies, permits, applications, authorizations, approvals, proposals, applicable copyright and trademark materials, estoppel letters from all tenants in form of Exhibit IV and as may be requested by Lender, and other materials owned by or within Seller's control or possession which consist of the Personal Property or which in any way pertain to the Real Property or Personal Property. The following enumerated items are included in the definition of "Property Materials" but are not intended to constitute a complete or comprehensive list thereof: as-built surveys; existing title policies and exceptions to title; site plan; Leases; copies of any lease proposals not yet finalized; soil tests; environmental studies; rent roll; service and utility letters, proposals and contracts; construction bids and contracts; copies of documents regarding joint use and/or maintenance of roads, parking areas and ingress and egress easements; zoning authorizations; copies of all Leases in effect on the date hereof for space in the Project; lease summaries and abstracts (but Seller does not represent or warrant the accuracy of such lease abstracts and lease summaries except for the information to be provided pursuant to Section 4.2); existing certificates of occupancy and other governmental approvals and permits; title insurance commitment and legible copies of all exceptions listed thereon to be issued pursuant to Section 6.1; copies of the Bond documents (including copies of the Bonds); copies of real property tax bills and special assesment notices for the Project; copies of all contracts to which H'TOWN is a party; copies of operating statements for the Project; H'TOWN local, state and federal tax returns of every kind for the years 1998, 1999, 2000 and, when filed, 2001; and copies of the agreement of limited partnership of H'TOWN and organizational documents of Borrowing Entity.

1.23 "Real Property". That parcel or parcels on which the Project is located, which is or are legally described on Exhibit V. Included within the term Real Property is all of Seller's right, title and interest in and to:

                A. Any land lying in the bed of any highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Real Property.


                B.      All riparian rights.

                C. All appurtenances, hereditaments, tenements and air rights appertaining to the Real Property.

                D.      All  improvements  located  on  or  affixed  to the Real
                        Property.

1.24    "Title Insurance  Company".   Chicago  Title  Insurance Company, through
        its  National  Business  Unit  in  Washington,  D.C.   Attention:  Chris
        Naughton.

1.25    "TOWL".   Triple Outlet World, Ltd.,  the managing venturer of the Joint
        Venture.


1.26 "Selling Partners". Prime Retail, L.P., the sole general partner and Prime Retail, Inc., the sole limited partner of H'TOWN.

                                    ARTICLE 2
                          SALE OF PARTNERSHIP INTERESTS

2.1. Subject to the terms and provisions herein contained, Selling Partners agree to sell to Buyer and Buyer agrees to purchase from Selling Partners all the Partnership Interests. Buyer will assign its rights under this Amendment to the Property Entity to acquire the general partner's 99% Partnership Interests and will assign its rights to acquire the limited partner's 1% Partnership Interest to the Property Entity Subsidiary (the assignees being sometimes called the Property Entity herein in either case for ease of reference), which will acquire the respective Partnership Interests. As in the case of the Birch Run and Williamsburg Projects, Prime Retail, L.P.'s 30% participation allocable to the purchase of the Project (in this case, the purchase of the Partnership Interests) under the Joint Venture Agreement of the Joint Venture will be contributed in the form of a credit to the buying entity.

                                    ARTICLE 3
                                 PURCHASE PRICE

3.1.            Price.   The  purchase  price  to  b e paid  for the Partnership
        Interests is $80,500,000.00.

3.2. Deposits. The first component of the purchase price is payment of a $250,000.00 earnest money deposit to the Escrow Agent within two business days after the Effective Date. An additional earnest money deposit will be due and payable by Buyer to Escrow Agent in the amount of $250,000.00 within one business day following the end of the Investigation Period, unless Buyer has terminated this Amendment as provided in Article 4. At the time of payment of the purchase price, the Deposit shall be credited to the purchase price. The earnest money deposits of $250,000.00 initially and $500,000.00 in the aggregate will be placed in an interest-bearing investment approved by Buyer and Seller, which approval will not be unreasonably withheld, with interest to be paid to Buyer unless Buyer shall default hereunder and Seller shall become entitled to the earnest money deposit(s), in which case all such interest shall be paid to Seller. All references in this Amendment to return of the earnest money deposit(s) hereunder to Buyer shall be deemed to include interest earned thereon. Interest on the earnest money deposits will be allocated for tax purposes to the party receiving it.

3.3. Loans. A portion of the purchase price in the amount of $46,862,000.00 will be paid by the Mercantile Loan remaining in place as provided in Section 1.13.

3.4. Balance. The balance of the purchase price shall be payable to the Escrow Agent at closing by wired funds or certified check drawn on a United States bank; subject, however, to prorations and adjustments as provided in Section 13.1. Notwithstanding the foregoing, the portion of the cash purchase price which would otherwise be required to be provided by BRWH as a 30% joint venture partner under the Joint Venture Agreement of the Joint Venture shall be contributed by crediting such amount against the cash portion of the purchase price due to Selling Partners.

3.5. Allocation. Buyer and Seller agree that the purchase price will be allocated separately among various components of the Property including the Bonds, land, buildings, mechanical systems and Personal Property, to the Covenant Not To Compete being provided pursuant to
        Section 16.3  hereof , and  to the License to be granted by Seller under
        Section 16.2 hereof in accordance with Exhibit IV. The portion of the price allocable to the Bonds will be paid directly to Prime Retail, L.P.

                                    ARTICLE 4
                                  INVESTIGATION

4.1. Buyer Investigation Rights. During the Investigation Period and upon prior reasonable notice and subject to the provisions of
        Section 4.4, Buyer and Buyer's  agents,  professionals  and  independent contractors shall have the right of access to the Property and to Seller's records in Baltimore, Maryland at any reasonable time during the Investigation Period to conduct tests; take measurements; complete surveys; review bids; review Leases, contracts, correspondence, tax returns and other records; conduct conversations with Seller and Seller's agents, employees (which shall mea Executive Vice President of Finance, Executive Vice President and Chief Financial Officer, Senior Vice President for Operations and their respective seconds in command at Prime Retail, L.P., as well as Prime Retail, L.P. senior staff members in Baltimore, Maryland, applicable regional operations individuals and local site employees, provided meetings with the local site employees will be arranged by senior staff in Baltimore) and independent contractors, and with tenants and prospective tenants (provided meetings with tenants and prospective tenants will be arranged by the senior staff of Prim e Retail, L.P. in Baltimore, Maryland), governmental officials, utility company representatives and all other parties having anything to do with the Property; and examine and investigate the Property, and Property Materials in any reasonable way for all other purposes consistent with evaluation of and potential ownership, development and operation of the Property and ownership of the Partnership Interests. Seller agrees to reasonably cooperate with Buyer in Buyer's investigation.

4.2. Costs. The cost and expense of delivering the Property Materials shall be borne by Seller. The cost and expense of all other aspects of Buyer's investigations shall be borne by Buyer. However, Seller shall, to the extent Seller has them in its control or possession deliver to Buyer as soon as possible after the Effective Date that portion of the Property Materials comprising all of the following, but only to the extent same are changed or updated since delivery of such Property Materials pursuant to the Agreement: soil tests, environmental tests, engineering studies, feasibility studies, traffic studies, surveys (including as-built surveys), plans and specifications, leases, rent roll and Key Property Materials not otherwise listed in this Section. If there is an extra charge to Seller for obtaining such certification or letter and such charge is reasonable and customary, Buyer will bear the cost thereof. Seller will not be obligated to obtain any new tests or studies for Buyer. Anything in this Amendment to the contrary notwithstanding, Seller will deliver to Buyer within six (6) business days of the Effective Date a list of all leases containing most favored nation or other similar clauses which might allow tenants to pay rentals at rates lower than those reflected on Exhibit II (along with a summary of the particular clause(s) in each such Lease) and a new rent roll reflecting such clauses and their impact (collectively the "Supplemental Lease Materials").

4.3. Right of Termination. If Buyer, in Buyer's sole discretion, shall determine for any reason that Buyer is not entirely satisfied with the results of Buyer's inspections or that Buyer no longer desires to acquire the Partnership Interests, Buyer shall have the right to terminate this Amendment by giving notice to Seller and Escrow Agent hereunder at or prior to the expiration of the Investigation Period, in which case, Buyer will be entitled to return of its earnest money deposit. If Buyer does not terminate this Amendment as provided in the preceding sentence, Buyer shall pay the additional $250,000.00 earnest money deposit in accordance with Section 3.2. Upon the expiration of the Investigation Period without Buyer having terminated this Amendment, all of the earnest money deposits shall, subject to the provisions of this Amendment, be at risk.

4.4. Insurance, Repair and Indemnity. Prior to entry onto any of the Real Property to perform studies, tests, investigations or surveys, Buyer (or each contractor performing such services for Buyer) will provide a certificate of insurance to Seller naming Seller as an additional insured in amounts and form reasonably acceptable to Seller. Buyer agrees to repair, at Buyer's cost and expense, any damage caused to the Project caused by any of the studies performed by or for Buyer. Buyer also agrees all of its studies will be performed in a manner that will not unreasonably interfere with operation of the Project or tenants operating within the Project. Buyer will indemnify and hold H'TOWN and the Selling Partners harmless from and against any cost, expense, damage or liability incurred by H'TOWN as a result of Buyer or its agents or independent contractors entering the Real Property, and/or performing work or conducting studies thereon, which indemnification and hold
        harmless   will   survive  closing  hereunder  or  termination  or  this
        Amendment.

4.5 Delivery of Loan Documents. Promptly upon Seller's receipt of any Loan documents for either of the Loans, Seller shall provide copies thereof to Buyer to enable Buyer to confirm that the Loans and Loan documents satisfy the requirements of this Amendment.

                                    ARTICLE 5
                                      TITLE

5.1.            Permitted Exceptions.   At  closing,  the Real Property is to be
        subject only to the following:

        A. Real estate taxes and special assessments for the year in which the closing shall occur.

        B. Zoning and/or restrictions and prohibitions imposed by governmental authorities, none of which shall prevent use of the Real Property as a factory outlet mall as presently configured.

        C. Restrictions, reservations and easements recorded in the Public Records of the county where the Project is located, none of which s hall interfere with the use of the Real Property for its intended purposes, contain any rights of reverter, or render the title unmarketable in the opinion of Buyer's attorney as determined during the title insurance review period set forth in
                Section 6.1, and all of which shall be subject to the reasonable approval of Buyer's attorney as provided in Section 6.1.

        D. Rights of tenants under the Leases, none of whom will have any option to purchase or rights of first refusal to purchase any portion of the Property.

        E. The deed of trust and other documents securing the Mercantile Loan and the Bonds.

        F.      The  Declaration(s) of Easements and Restrictions referred to in
                Section 16.5.

        G.       Other matters agreed to pursuant to Section 6.1.

                                    ARTICLE 6
                                 TITLE INSURANCE

6.1. Commitment. Seller shall, within ten (10) days after the Effective Date, deliver to Buyer an update to Chicago Title Insurance Company Commitment No. 4500-41977 (with an effective date of 5/31/00) together with legible copies of all exceptions shown on the update that did not appear on the original commitment. If the title insurance commitment, as updated, shall disclose any defects in title not disclosed in the 5/31/00 Commitment, Buyer shall so notify Seller in writing within ten (10) days after receipt thereof. The update will acknowledge that the existing title policy of H'TOWN will be endorsed to (i) delete those items which Buyer has objected to hereunder and which Seller has agreed or is obligated to cure, (ii) increase the amount of insurance to the amount of $80,500,000.00, (iii) bring the effective date to the date of closing, (iv) add a Fairways Endorsement, non-imputation endorsement and endorsements per Section 6.2 and (v) state the policy will be issued in connection with a purchase and sale of the Partnership Interests. Unless specifically withdrawn, any objections made by Buyer to the status of title during Buyer's previous review of title under the Agreement, shall be deemed to be included in any such writing whether or not specifically mentioned, and any matter not so objected to as part of Buyer's prior review of title shall be deemed to be approved by Buyer. Within ten (10) days after receipt of Buyer's notice of objection to any title matter, Seller will notify Buyer if Seller will undertake to attempt to cure the objectionable title matter. If Seller elects not to cure the objectionable matter, Buyer shall, by notice to Seller given within ten (10)days after receipt of Seller's notice, either terminate this Amendment or waive all such title objections which Seller has not agreed to cure. If Seller elects to cure the objectionable matter but is unable to do so after thirty
        (30) days, Buyer can elect to give Seller an additional 15 days to cure or terminate this Amendment. If after such additional period, the defect is still not cured, Seller or Buyer can terminate this
        Amendment.   Any  termination  pursuant  to this  Section  shall  result in return of the earnest money deposit(s) to Buyer. Seller has no obligation to cure any title defects disclosed by the title commitment, but Seller agrees it will keep title to the Real Property in the same condition (except for (i) defects which Seller may elect to cure, and
        (ii) Leases entered into by Seller in accordance with the Agreement and this Amendment). H'TOWN shall be permitted to convey to Prime Retail, L.P. or an affiliate thereof title to any real property owned by H'TOWN but not included in the Real Property. The Title Insurance Company shall obtain reinsurance in such amounts and with such companies as are approved by Buyer, whose approval will not be unreasonably withheld. Buyer is to be given the right of direct access to any one or more reinsurers at its election.

6.2. Policies. The title insurance commitment shall be brought down to a current date at the time of closing, and at closing it shall be marked down or endorsed by the Title Insurance Company. Buyer and Seller shall each provide such copies of their documents of formation, resolutions and good standing certificates as required of them in Schedule B-I of the title commitments. The final title policy is not to contain the standard printed exceptions normally contained in title policies. The "gap" will be deleted from the commitment at closing as will all items listed in Schedule B-I. Seller shall pay all costs and expenses for issuance of the title insurance commitment, endorsement of the owner's title insurance policy as provided herein and any endorsements and/or title policies required by the Lender. In the event the title insurance commitment is issued by a title insurance agent rather than a branch office of the Title Insurance Company, a title insurance protection letter issued by the Title Insurance Company and addressed to Buyer will be supplied. The final policy will contain affirmative insurance endorsements, insuring that none of the restrictions applicable to the real Properties has been violated to date and that a future violation will not result in a reversion or forfeiture of title and shall contain all the endorsements contained in Title Commitment No. 4500-41977. However, the providing of such insurance shall not, in and of itself, render acceptable any otherwise objectionable restriction hereunder.

                                    ARTICLE 7
                                     SURVEY

7.1. Existing Surveys and Updates. As part of the Property Materials, Seller has delivered to Buyer an existing as-built survey of the Real Property under seal of a surveyor licensed in Maryland. Seller shall have the survey updated or redone by the same or another surveyor under current date so that the standard survey exceptions are removed from the title policy. If the updated survey shows any encroachment on the Real Property surveyed, or that improvements located on the Real Property surveyed in fact encroach on lands of others or violate any of the applicable setbacks or restrictive covenants, or that there is not access to the Real Property surveyed from a public road, or that there are any gaps, gores, hiatuses, or overlaps, the same shall be treated as a title defect, and the provisions and conditions of Section 6.1 shall govern any obligation of Seller to cure the title defect and any rights of Buyer.

                                    ARTICLE 8
                              PARTNERSHIP INTERESTS

8.1.            Purchase   and  Sale.     Anything  in  this  Amendment  to  the
        contrary notwithstanding, the purchase and sale hereunder shall be structured as a purchase by Buyer of all the Partnership Interests of the Selling Partners in lieu of a purchase of the Property, as provided in Section 2.1. The ownership structure when closing is complete is depicted on Exhibit V, subject to Lender approval. At closing, the agreement of limited partnership of H'TOWN shall be amended as determined by Prime Retail, L.P. and TOWL and approved by the Lender.

8.2. Agreement with Respect to Partnership Interests. Upon closing of the purchase and sale of the Partnership Interests, and as a condition thereof, the following will be provided to Buyer:

        A.      If  and  when  requested  by Buyer,  an election  on the part of
                H'TOWN   under   Section 754 of the  Internal Revenue Code, but
                only if required by Buyer.

        B. Indemnification from Prime Retail, L.P. in form and content reasonably satisfactory to Buyer indemnifying H'TOWN and its new partners from and against any and all claims that may be asserted by creditors of H'TOWN or other third parties making any claim against H'TOWN or its new partners for any alleged obligation or liability claimed to exist prior to closing except those which Buyer has specifically agreed pursuant to this Amendment are to remain in place and be assumed by Buyer. Such indemnification shall be secured for a period of twenty-four
                (24) months after closing by a right of set off against the management fees payable pursuant to the Management Agreement (as defined in this Amendment) and pursuant to the Management Agreements executed pursuant to the Agreement with The Prime Outlets of Birch Run, L.L.C. and The Prime Outlets at Williamsburg, L.L.C. The "Owners" under each of the aforesaid Management Agreements (including the Management Agreement) shall have the right to set off against management fees and leasing commissions payable pursuant to any and all such Management Agreements all costs, expenses, attorneys fees, and liabilities of every kind and nature incurred as the result of assertion of any claim indemnified against under this
                Section 8.2B; provided, however, that Prime Retail, L.P. is given reasonable notice of each claim for which a set off is sought and opportunity to pay, defend or contest such claim.

        C. Evidence of the authority and certificates of good standing in the states of organization (and Maryland, if they are required to register to transact business there) of all Selling Partners who are not individuals to sell their Partnership Interests and corporate resolutions, trust resolutions, limited liability company resolutions or partnership resolutions authorizing the actions of any corporate, trust, limited liability company and partnership Selling Partners and, if applicable, their general partners, trustees, members and managers.

        D. A certified copy of the Certificate of Limited Partnership of H'TOWN filed in Delaware and the qualification documents filed in Maryland.

8.3. Tax Returns. H'TOWN and Selling Partners agree that they will file H'TOWN's tax return for the year 2001 up to the date of closing on or before the time prescribed by applicable law as well as a final tax return for H'TOWN up to the date of closing; and all of the Selling Partners will pay when due any taxes which may be due or owing for all periods prior to closing as a result of their having been partners of H'TOWN. The indemnification contained in Section 8.2(B) shall apply with equal force to breach of any agreements pursuant to this Section 8.3, which agreements shall survive closing.

                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

9.1. Representations and Warranties of Seller. H'TOWN and Prime Retail, L.P. (collectively "Selling Parties") and the other parties comprising Seller hereby represent and warrant all of following to Buyer, which are true and correct as of the Effective Date and will be true and correct as of the closing date, and all of such representations and warranties shall survive closing for a period of 18 months:

        A. Each of the parties comprising Seller, BRWH, Selling Partners and Borrowing Entity is a duly formed and validly existing limited partnership, limited liability company, corporation or trust as the case may be, under the laws of the State of formation, and each is, if required by law, duly qualified to transact business in the State in which the Project it owns is located. All appropriate resolutions and authorizations precedent to such parties' authority and power to execute this Amendment and perform their obligations hereunder have been properly and duly taken.

        B. Other than the Bonds or as reflected in financial information provided, real property tax bills, and special assessment notices, if any, there are no impact fees or hook up fees which will be due or payable by Buyer or H'TOWN after closing hereunder to any utility company or supplier, or governmental or quasi-governmental authority as a result of or in connection with development of any portion of the Project.

        C. To Selling Parties' and Seller's knowledge, the legal description which is attached to this Amendment as Exhibit VII describes the Real Property fully and does not omit any portion thereof. The Project contains the approximate acreage and square footage reflected on Exhibit VIII.

        D. To Selling Parties' and Seller's knowledge, (i) there are no violations by Seller of any copyrights or trademarks with respect to any of the Personal Property, and (ii) no claims have been asserted against use of the name "Prime Outlets at Hagerstown". Seller has full right, power and authority to authorize Buyer to utilize said name and will defend same against all third party claims.

        E. To Selling Parties' and Seller's knowledge, all of the Property Materials delivered or to be delivered to Buyer (other than lease abstracts and lease summaries as to which no representations or warranties are made except for the Supplemental Lease Materials to be delivered to Buyer pursuant to Section 4.2) are true, correct and complete with no misstatements and with no material omissions. Notwithstanding anything to the contrary contained in this Amendment, (i) no representations or warranties are made with respect to the financial condition of any tenant, including The Home Company, of the Project or as to the accuracy or completeness of any financial information on any tenant of the Project, including The Home Company, provided to Buyer, and (ii) income statements, operating statements and rent rolls (other than the rent roll to be provided as part of the Supplemental Lease Materials) may not take into account various rights of certain tenants under their leases to pay reduced rental charges under so-called most favored nations clauses or similar clauses and no party comprising Seller or Selling Partners shall have any liability to Buyer on account of any inaccuracy in such materials resulting therefrom.

        F. All service contracts, leases (other than tenant Leases) and other contracts of any kind or nature are for $10,000.00 or less per contract or are terminable on 30 days' notice or less (except as may be listed on Exhibit IX or disclosed in the title insurance commitment or e xcept as permitted in Section 10.2) which will be binding upon Buyer or H'TOWN after the closing date.

        G. Except as set forth on Exhibit X, H'TOWN has received no notice of any violations of any portion of the Project from any governmental agency or authority and to Selling Parties' knowledge a ll permits and governmental authorizations which are appropriate or necessary for construction and operation of the Project have been duly issued, are in full force and effect.

        H. To Selling Parties' and Seller's knowledge, except as disclosed in H'TOWN's existing environmental reports delivered or to be delivered by H'TOWN to Buyer hereunder, there is (i) no contaminant, pollutant or toxic or hazardous waste, substance or gas in, on, under, over or affecting any part of the Real Property or its water supplies and (ii) no adverse environmental condition or violation of any local, state or federal environmental law with respect to the Property or any part thereof.

        I. No brokerage commission or compensation of any kind is due or will be due from Buyer, H'TOWN or the Project or the rents therefrom for the leasing of any space in the Project (except for leasing commissions that may be payable pursuant to the Management Agreement for leases entered into after closing). Leasing commissions for Leases e ntered into after the date hereof shall be governed by the provisions of Section 10.2 hereof.

        J. Selling Parties and Seller have no knowledge of any pending or contemplated condemnation or eminent domain proceeding or of any moratorium affecting any portion of the Project.

        K. To Selling Parties' and Seller's knowledge, there are no third party claims pertaining to or affecting the Property or H'TOWN except for rights of tenants arising under the Leases, rights of the Lender under the Mercantile Loan documents, rights of parties under contracts listed on Exhibit IX and contracts referred to in paragraph F above, tort and similar claims covered by insurance maintained by Seller, rights of parties that will be reflected in the title insurance commitment delivered by Seller to Buyer hereunder, and those matters set forth on Exhibit XI.

        L. Except for leasing or financing arrangements entered into in the ordinary course of business and taken into account in the operating expenditures of the Project in the financial information delivered by Seller to Buyer or entered into after the Effective Date in accordance with the provisions of Section
                10.2 hereof, and except for rights of architects and engineers in the plans and specifications, H'TOWN is the owner of the
                Personal Property (other than the Bonds, ownership of which shall be transferred to H'TOWN by Prime Retail, L.P. at or prior  to  closing,  subject to  the  provisions  of Article 22, subject to the lien securing the Mercantile Loan) free and clear of all liens, third party claims and encumbrances except for security interests therein incident to existing financing for the Project (which will be released prior to closing except those pertaining to the Mercantile Loan) and the Mercantile Loan.

        M. To Selling Parties' and Seller's knowledge and to the extent needed, all electricity, telephone, drinking water, irrigation water, water for fire purposes, sanitary sewage and storm drainage capacity in sufficient quantity to service the Project and its tenants adequately is available to the Real Property and is fully hooked up and operable without payment by Buyer, H'TOWN or the Project after closing h ereunder of any impact or connection fees, and all necessary and appropriate approvals for same have been obtained. The only fees payable by Buyer or H'TOWN in connection with such utilities after closing shall be normal usage fees, unless otherwise disclosed in the real property tax bills, special assessment notices, title commitments or financial information provided to Buyer in connection herewith.

        N. To Selling Parties' and Seller's knowledge and unless otherwise disclosed in the real property tax bills, special assessment notices or title commitment, all entrances and curb cuts for the Real Property reflected on the as-built survey have been approved by all governmental and quasi-governmental bodies having jurisdiction thereover, and any road construction or installation of traffic signals or similar off-site improvements which were required as a result of construction or operation of the Project has been fully completed and paid for.

        O. Unless otherwise disclosed in the title commitment, Selling Parties and Seller have no knowledge of any pending governmental or quasi-governmental assessment liens or of any planned improvements that might result in any assessments being levied by a governmental or quasi-governmental authority against the Project, other than the existing assessments levied in connection with the Bonds.

        P. There are no collective bargaining or union agreements with any employee of H'TOWN, and no employee contracts or relationships exist which will be binding upon H'TOWN or Buyer after closing.

        Q. The Rent Roll attached as Exhibit II is a true, correct and complete depiction of those terms set forth on the Rent Roll for all Leases for the Project as of the date of such Rent Roll, all of which are in full force and effect with no known defaults thereunder by the Landlord or Tenant, except as disclosed on Exhibit XII. To Selling Parties' and Seller's knowledge, except as set forth on Exhibit XII, all Leases are valid and enforceable in accordance with their terms. Except as disclosed in the Leases, no tenant will be entitled to any concession or rebate after Closing. No tenant improvement funds or allowances will be due from Buyer or H'TOWN after closing as to any Lease in effect as of Closing except for tenant improvement payments which are credited to Buyer at Closing and placed by Buyer in escrow to be used solely to pay tenant improvements. To Selling Parties' and Seller's knowledge, all spaces within the Project may legally be occupied for the purposes for which they are leased.

        R. Except as disclosed on Exhibit XI, H'TOWN has received no notice of any actions or claims filed or threatened by anyone against the Real Property or Personal Property, Seller or Seller's agents in connection with any personal injury or property damage sustained by reason of the development, use, occupancy or operation of the Project.

        S. All appropriate resolutions and authorizations precedent to each of the Selling Partner's authority to sell its Partnership Interest and to perform its obligations in connection herewith have been properly and duly taken, except for government approvals required to transfer the Bonds to H'TOWN, which Seller shall, subject to the provisions of Article 22, obtain prior to closing.

        T. H'TOWN has not had any employees during its existence to or for whom there will be any obligations after the closing date (except for the furnishing of W-2 forms, and payments of final paychecks, benefits and withholding, all of which will be done timely by the Selling Partners and at their cost and expense), including, without limitation, obligations for compensation, withholding taxes, ERISA and employee benefits.

        U. At closing, there will be no third-party claims pertaining to or affecting any of the Partnership Interests being sold, all of which will vest in Buyer free and clear of all third-party liens, claims and encumbrances.

        V. Borrowing Entity is 100% owned by H'TOWN. Borrowing Entity has no liabilities except in connection with the Mercantile Loan.

        W. All income taxes, withholding taxes, franchise taxes and all other liabilities of every kind and nature of H'TOWN except those being expressly assumed pursuant to this Amendment and claims fully covered by insurance will, upon conclusion of the closing, be fully paid and there shall be no sums due or owing to any third parties whatsoever except to the extent same are fully disclosed to Buyer at or prior to closing and covered by the indemnification under Section 8.2.B.

        X. The copy of the Agreement of Limited Partnership of H'TOWN attached as Exhibit XIII is a true, correct and complete copy of the original which is in full forc e and effect and is not modified or amended except as indicated on Exhibit XIII. There are no general partners of H'TOWN except Prime Retail, L.P. and no limited partners of H'TOWN except Prime Retail, Inc. Each of the Selling Partners owns and will convey its Partnership Interest pursuant to this Amendment free and clear of all third party liens, claims and encumbrances of every kind.

        Y. The copy of the letter from Mercantile Bank attached as Exhibit XIV is a true, correct and complete copy of the original which remains in full force and effect according to its terms and which is unamended and unmodified.

        Z. The Mercantile Loan is current and in good standing with no defaults thereunder by H'TOWN or any borrower, obligor or guarantor thereunder and all representations and warranties made by all of such parties in connection with the Mercantile Loan are true and correct except that representations and warranties regarding the financial condition of Selling Partners may not be accurate.

9.2.            Update.  At the time of closing,  Seller and Prime Retail,  L.P.
        will update the representations and warranties contained in Section 9.1(G), (H), (J), (K), (L), (M), (O), (Q) and (R) if they can truthfully do so. If they cannot do so as to any such paragraphs, then Seller and Selling Parties shall be in default hereunder unless the inability to update a representation and warranty is the result of actions of H'TOWN permitted pursuant to Section 10.2 or if the inability to update arises from any event beyond the reasonable control of Seller or Selling Parties or from any act or omission of a third party unrelated to S eller or Selling Parties and which cannot be timely corrected by Seller or Selling Parties by an expenditure of funds which in the aggregate will not exceed $250,000; provided, however, if there has been a notice of violation of the kind encompassed by paragraph (G), and if the cost to rectify same in Buyer's reasonable estimation will not exceed $250,000 [in the aggregate if there is more than one
        (1) violation], then Seller or Selling Parties shall not be in default but shall agree with Buyer to rectify the violation at Selling Partners' sole cost and expense. To secure Selling Partners' obligation to rectify the violation Selling Partners will deposit a sum equal to one hundred thirty percent (130%) of the estimated cost to complete rectification of the violation in escrow with the Escrow Agent which shall be released from escrow only when the violation(s) has (have) been rectified and final lien waivers are delivered from all parties supplying work and/or materials in connection therewith. The amount placed in escrow will not be the limit of Selling Partners' liability under this Section if the costs of rectification exceed the estimate plus thirty percent (30%) thereof.

9.3. Indemnification. Seller and Prime Retail, L.P. hereby agree to indemnify and hold Buyer free and harmless from and against all claims, costs and expenses incurred by Buyer as a result of a material breach of or the material falsity of any of the representations or warranties pursuant to Sections 9.1 and 9.2 and, in the event Buyer is made a party to any arbitration, mediation or litigation as a result of such breach or falsity, Seller and Prime Retail, L.P. will pay all the costs and expenses thereof including reasonable attorneys' fees. The provisions of this Section 9.3 will survive the closing as to any claim hereunder asserted by Buyer within eighteen (18) months after closing hereunder. If Buyer has actual knowledge of representations and warranties being incorrect and then closes, breach of the warranty is deemed waived.

9.4. Representations and Warranties of Buyer. Buyer hereby represents and warrants all of following to Seller and Selling Partners, which are true and correct as of the Effective Date and will be true and correct as of the closing date, and all of such representations and warranties shall survive closing for a period of 18 months:

        A. Buyer is a duly formed and validly existing limited liability company under the laws of the State of Florida, and is or, prior to Closing, will be duly qualified to transact business in the State in which the Project is located, if such qualification is required by applicable law. All appropriate resolutions and authorizations precedent to Buyer's authority and power to execute this Amendment and perform its obligations hereunder have been properly and duly taken.

                                   ARTICLE 10
                               OPERATING COVENANT

10.1. Maintenance and Operations. Seller and Selling Parties agree and covenant that H'TOWN will during the term of this Amendment operate, manage and maintain the Project in its present condition, normal wear and tear excepted, and at least to the same standards which H'TOWN has operated, managed and maintained the Project prior to the Effective Date. H'TOWN shall comply with all material obligations of the landlord under the Leases and all other material agreements and contractual arrangements affecting the Project by which H'TOWN is bound. H'TOWN shall provide written notice to Buyer of any notice from any party alleging that H'TOWN is in material default in its obligations under any of the Leases or under any permit, agreement or Loan document affecting the Property or any portion or portions thereof as well as any other notices pertaining to or affecting the Project in any material way received from any governmental or quasi-governmental body, utility supplier or fire underwriter.

10.2. Contracts and Leasing. No contract out of the ordinary course of business for or on behalf of or affecting H'TOWN or the Project shall be negotiated or entered into which is in excess of $10,000.00 or cannot be terminated on 30 days' or less notice unless Buyer shall have approved same, which approval will not be unreasonably withheld. Any and all new Leases and renewals other than those renewals of existing Leases (the terms of which are contained in the Leases provided to Buyer as part of the Property Materials) entered into from and after the Effective Date shall be subject to Buyer's prior approval, which approval shall not be unreasonably withheld or delayed (and shall be deemed given if written objection is not made within eight (8) business days after receipt). All of such Leases and renewals shall be in the ordinary course of H'TOWN's business and shall be for a use which is consistent with the present operations of the Project. Notwithstanding anything to the contrary in this Amendment, H'TOWN may modify Leases during the Investigation Period in order to resolve any issues that may have arisen with tenants thereunder with respect to most favored nation and other provisions of such Leases that may permit the tenants thereunder to pay reduced rental charges. Such modifications may be made, however, if, but only if, either (i) there is negligible adverse impact on Net Operating Income or (ii) Buyer has consented thereto, such consent not to be unreasonably ithheld. Copies of all Leases and modifications entered into by H'TOWN after the Effective Date shall be delivered to Buyer promptly after complete execution thereof. All leasing commissions, including leasing commissions to third party brokers, and tenant improvement allowances for Leases entered into after the Effective Date and prior to closing in accordance with the provisions of this Section 10.2 shall be paid by Selling Parties prior to closing hereunder (except for tenant improvement allowances not then payable which shall be credited to Buyer and escrowed as provided in
        Section 9.1.Q), and neither Seller nor any affiliate of Seller shall be entitled to any leasing commissions as to such Leases under the Management Agreement. H'TOWN will not enter into any new personal property leasing or financing arrangements on or after the Effective Date except in the ordinary course of business where impact on Net Operating Income is negligible.

10.3. Liabilities. Except to the extent closing adjustments and prorations have taken into account any obligations, expenses, costs, liabilities or claims accruing for periods before the closing date and in any way pertaining to or arising from the ownership or operation of either H'TOWN or the Project, Selling Parties shall be responsible to pay the same when due. Prime Retail, L.P. agrees to indemnify and save Buyer and H'TOWN free and harmless from all of such claims. This Section 10.3 will survive closing. Buyer shall pay all such obligations, expenses, costs, liabilities and claims first arising for periods after the closing date pertaining to or arising from the ownership or operation of either H'TOWN or the Project and shall indemnify and save Selling Partners free and harmless from all of such claims, unless such claims arise from a breach by Seller or Selling Parties of a representation and warranty under this Amendment of which Seller is given notice prior to the expiration of such representation or warranty. Anything in this Amendment to the contrary notwithstanding there shall not be any time limit on Buyer's ability to assert a claim against Selling Partners for any unpaid taxes of H'TOWN arising or attributable to the period of time prior to closing hereunder.

                                   ARTICLE 11
                              CONDITIONS PRECEDENT

11.1. Buyer's Preconditions. The following are conditions precedent to Buyer's obligations under this Amendment and in the event any one or more of such conditions in subparagraphs A, D, E, F, or G below are not met on or before the dates set forth (or the closing date if no other date is set forth), Buyer shall have the unqualified right (which, if such failure of condition also constitutes a default by Seller or Selling Partners, shall be in addition to the other remedies available to Buyer on account of Seller's or Selling Partners' default), to terminate this Amendment and obtain from Escrow Agent a refund of its earnest money deposits. If one or more of the conditions precedent in subparagraphs B, C, or H is not met, Buyer's sole remedy shall be to extend the closing date one time only for a period not to exceed thirty (30) days, to see if the condition can then be met or to terminate this Amendment (on the applicable extended closing date if the condition is still not met, at Buyer's election) and obtain a refund of its earnest money deposit(s) from Escrow Agent:

        A. The representations and warranties of Seller and Selling Parties shall be true and correct in all material respects as of the closing date and Selling Partners, Seller and Prime Retail, L.P. shall have performed all of their material obligations hereunder to be performed at or prior to the closing.

        B. H'TOWN will have obtained and delivered to Buyer estoppel letters addressed to Buyer substantially in the form attached hereto as Exhibit VI from tenants occupying at least 70% of the leasable space in the Project. To the extent estoppel letters are not required hereunder and not obtained, H'TOWN will deliver to Buyer Selling Partners' affidavit as to such Leases containing the same information that the estoppel letters contain.

        C. There shall not be any local insurrection, war, disaster, moratorium preventing tenants from operating, or other event (other than a matter covered by Article 14 hereof) preventing the Real Property from being occupied by a material number of tenants with concurrent right to tenants not to pay rent.

        D. Any and all loans made by any Selling Partners to H'TOWN will have been paid in full and will have been cancelled.

        E. A balance sheet dated as of the date of closing for H'TOWN shall be delivered to Buyer reflecting that the only assets of H'TOWN are the Property, the Leases pertaining thereto, the contracts referred to in this Amendment and rights under this Amendment. No liabilities are to be reflected on the balance sheet other than liabilities that are being assumed pursuant to this Amendment and those that will be paid and satisfied in full or fully reserved and escrowed for or fully insured against at the time of closing in the same manner as provided in Section 9.1(W).

        F. H'TOWN will have delivered to Buyer a certified copy of its Certificate of Limited Partnership filed in Delaware and the qualification documents filed in Maryland for H'TOWN.

        G.      UCC  tax  lien  and  judgment searches on H'TOWN and all Selling
                Partners will be delivered to Buyer reflecting the absence of any liens, security interests or encumbrances against H'TOWN, the Partnership Interests or the Personal Property except for
                (i) security interests against H'TOWN incident to and securing the Mercantile Loan, (ii) equipment and other Personal Property leases otherwise permitted under this Amendment and (iii) those that will be released at closing.

        H. A certificate addressed to H'TOWN, the Borrowing Entity and the Property Entity (the "Certificate") will be delivered by Mercantile-Safe Deposit and Trus Company stating that the remaining principal balance of the Mercantile Loan (after payment of $2,200,000.00 principal at closing) is $46,862,000.00. (Seller and Prime Retail, L.P. will exercise commercially reasonable efforts to have the certificate also state that the Mercantile Loan is current and in good standing with no known defaults thereunder but such additional statement is not a precondition hereunder, nor shall a failure to obtain such additional statement constitute a default hereunder.)

11.2. Seller's Preconditions. The following are preconditions to Seller's obligations under this Amendment and in the event the condition in subparagraph A below is not met on or before the closing date, Buyer shall be in default hereunder and Seller shall be entitled to avail itself of the remedy provided in Article 17:

        A. The representations and warranties of Buyer shall be true and correct as of the closing date and Buyer shall have performed all of its material obligations hereunder to be performed at or prior to the closing.

11.3 Mutual Precondition. The following is a precondition to the obligations of all parties to this Amendment and, if not met, will entitle any party hereto to terminate this Amendment, in which case the earnest money deposits paid by Buyer will be refunded to Buyer: Mercantile-Safe Deposit and Trust Company will hav e consented to the transfer of the Partnership Interests and continuation of the Mercantile Loan on the terms set forth in this Amendment pursuant to documents reasonably satisfactory to Buyer and Seller.

                                   ARTICLE 12
                                     CLOSING

12.1. Place, Time, Etc. Subject to satisfaction or waiver of the conditions precedent to closing set forth in Article 11 above and the other provisions of this Amendment, closing shall take place in Orlando, Florida at the office of the Title Insurance Company or the office of Buyer, or at such other place as the parties may mutually agree on that date which is thirty (30) days after expiration of the Investigation Period.

12.2. Documents, etc. by Seller. H'TOWN, Selling Partners and/or Seller, as appropriate, shall cause copies of the form of all closing documents that are to be prepared by them to be delivered to Buyer for review at least five(5) days prior to closing. The documents and other materials to be executed (where applicable) and delivered (where applicable) by Seller for closing include:

        A.      Closing Statement.

        B.      Intentionally omitted.

        C.      Intentionally omitted.

        D.      Intentionally omitted.

        E.      Notices to tenants of the Project, if applicable.

        F. License Agreement of right of use of the name "Prime Outlets at Hagerstown" per Section 16.2.

        G.      Seller's  Affidavit  typically  required  by the Title Insurance
                Company.

        H.      FIRPTA Affidavits from all Selling Partners.

        I.      Certificate   updating   representations   and   warranties   in
                accordance with Section 9.2.

        J. Evidence of the authority of the Seller, H'TOWN, Selling Partners and, if applicable, the constituent partners of Selling Partners to act and corporate (or other entity, if applicable) resolutions authorizing the actions of any such party.

        K. Certificates of good standing of the corporate (or other entity, if applicable) general and limited partners of H'TOWN and, if applicable, the constituent partners of Selling Partners in the states of their organization and, if required by law, to qualify to do business in the State of Maryland.

        L. Delivery of all original permits, licenses, leases, contracts, approvals, plans, specifications, surveys, certifications, warranties, and authorizations referred to herein and all items of Personal Property (including evidence of transfer of the Bonds, subject to the provisions of Article 22), including originals of the Property Materials in Seller's possession or control. Included within the term "warranties" are all of H'TOWN's and Prime Retail, L.P.'s rights, if any, pertaining to the Project against Seller's architects, engineers, other professionals, contractors, manufacturers, suppliers and other third parties.

        M.      Amendment to Pledge Agreement in accordance with Section 1.13.

        N. Estoppel letters from tenants (and affidavits of Seller per Section 11.1.(B) if applicable).

        O.      Management Agreement.

        P. Mercantile Loan assumption documents (as soon as possible after the Lender has provided same).

        Q.      Amendment  of  Joint Venture Agreement as provided under Article
                16.

        R. Assignments of Partnership Interests b y the Selling Partners with warranties of title.

        S. All documents appropriate or necessary in connection with assignment of the Bonds from Prime Retail, L.P. to H'TOWN, including endorsement thereof and required consents to the transfer, subject to the provisions of Article 22.

        T.      Covenant Not To Compete per Section 16.3.

        U. Articles of Organization, Operating Agreement and certificate of good standing of the Property Entity and the Property Entity Subsidiary.

        V. Original Agreement of Limited Partnership of H'TOWN and original and current Certificate of Limited Partnership.

        W. Indemnification agreements and all other instruments, documents and materials required pursuant to this Amendment including Sections 9.2, 9.3 and 1.13.

        X.      Declaration(s)  of  Easements   and   Restrictions  pursuant  to
                Section 16.5.

        Y. Documents to change the bank account or signatories on the present bank account where rents from the Project are deposited.

        Z.      Documents required pursuant to Section 22.2, if applicable.

12.3. Documents, etc. By Buyer. Buyer shall cause copies of documents that are to be delivered by Buyer to Seller at closing to be delivered to Seller for review at least five (5) days prior to closing. The documents and materials to be executed (where applicable) and/or delivered (where applicable) by Buyer for closing include:

        A. Evidence of the good standing and qualification to transact business in the State of Florida and in the state of Maryland, for Buyer, if required by applicable law.

        B. Evidence of authority of Buyer to act and resolution authorizing the actions of the general partner signing on behalf of the Buyer.

        C. Sufficient funds to the Title Insurance Company escrow account to complete the closing. (The funds need not be delivered until the day of closing.)

        D.      Covenant Not to Compete.

        E.      Management Agreement.

        F. Articles of Organization and Operating Agreements of Property Entity and Property Entity Subsidiary. .

        G.      Mercantile Loan  Modification Documents.

        H.      Amendment  to  Joint Venture Agreement as provided under Article
                16.

        I.      The License Agreement referred to in Section 16.2.

        J.      Declaration(s) of Restrictions pursuant to Section 16.5.

        K.      Amendment to H'TOWN agreement of limited partnership.

        12.4.           Further Documents.   Buyer  and  Seller  each  agree  to
                execute all the documents contemplated by this Amendment to be executed by them to complete closing hereunder and such further documents and instruments and to deliver to each other such further materials in their possession at closing (or thereafter if forgotten at closing or if the need did not become apparent until after closing) as may be necessary or appropriate to accomplish the purpose and intent hereof. All documents are subject to the approval of Seller, Selling Partners and Buyer, which approval will not be unreasonably withheld or delayed. Under no circumstances shall any deed or other instrument of conveyance of the Real Property be executed, delivered or recorded in connection with the transactions contemplated by this Amendment.

                                   ARTICLE 13
                       CLOSING ADJUSTMENTS AND PRORATIONS

13.1. The following items are to be apportioned at closing in an equitable manner as of 11:59 p.m. on the last day immediately preceding the day on which the closing occurs ("the Adjustment Date") so that the income and expense items with respect to the period on and prior to the Adjustment Date will be for the account of Selling Partners and the income and expense items with respect to the period after the Adjustment Date will be for Buyer's account in the same manner as if the sale and purchase were of the Property instead of the Partnership Interests.

        A. Rents as and when collected. If at the time of the Adjustment Date there are basic rents owed by tenants that have not been collected by H'TOWN and are applicable to any period of time prior to the Adjustment Date, Seller shall deliver to Buyer a schedule of such uncollected rents, and Buyer agrees that such rents, if and when collected, shall be paid by Buyer to Selling Partners. Rents collected by Buyer shall be applied first to then current rents on a tenant by tenant basis, and only after they have been paid will application be made to past-due rents and then in reverse order of accrual.

                Any percentage rentals received after the closing date and attributable entirely or in part to a period before the closing date shall be allocated between Buyer and Seller such that Seller's share with respect to each tenant shall be an amount equal to the total percentage rentals received for such tenant's lease year, multiplied by a fraction equal to that portion of such tenant's lease year preceding the closing date. Prorated percentage rentals will be paid by the party receiving the percentage rentals from the tenants within ten days after receipt, as and when received.

                Payments of utility, common area, sprinkler, insurance, and other charges (including, without limitation, sewer charges and insurance, but excluding marketing fund or promotion fund charges) from tenants shall be apportioned in an equitable manner. Marketing fund or promotion fund charges and the costs expenses paid or to be paid with such charges shall be treated as a fund, which shall not be adjusted at Closing. Instead, the fund balance, whether positive or negative at Closing, shall be transferred to the manager under the Management Agreement who shall continue to collect all marketing fund and promotion fund charges and pay any marketing or promotion fund expenses after Closing through the end of the then fiscal year for the marketing or promotion fund. The Manager shall not be obligated to expend for marketing and advertising expenses in such fiscal year more than the marketing and promotion fund charges received after Closing plus or minus (if the fund has a negative balance) the balance in the fund delivered to the Manager at Closing. After the expiration of the then fiscal year of the marketing or advertising fund, the Manager shall deliver any excess moneys remaining in the fund to the Buyer or, at Buyer's discretion, retain such excess, in either case for application to marketing and promotion fund expenses subsequently incurred.

        B. Real estate taxes and annual installments of special assessments, and other state, county or city taxes or assessments, if any, on the basis of the fiscal year for which assessed. If the closing date shall occur before the tax rate or assessment is fixed, the apportionment of such real estate taxes at the closing shall be upon an estimate of the taxes for the year of closing; provided, however, that readjustment will be made based upon the actual tax amount, when determined.

        C. Amounts paid or payable in respect of any service contracts that remain in effect and all costs and expenses incurred in common area maintenance charges, or insurance charges; provided, however that Buyer shall have no liability on account of any of the foregoing (other than costs and expenses included in common area maintenance charges), unless included in the operating budgets, or income and expense statements provided by Seller to Buyer prior to the execution hereof. Following issuance of any annual reconciliations to the tenants of the Project and receipt of any reconciliation payments due from the tenants, Buyer and Seller shall readjust the items under this paragraph C and the corresponding income items under paragraph A.

        D. Personal property taxes, if any, on the basis of the fiscal year for which assessed. However, a readjustment shall be made based upon the actual tax amount effective for the Adjustment Date, when determined.

        E. Water, electricity, oil, gas, steam, telephone, sewer and other utilities based on actual charges when final meter readings have been obtained or actual expenses determined. Seller, to the extent current readings are available, shall endeavor to furnish readings made on or immediately prior to the Adjustment Date.

        F. Wages and payroll taxes, vacation pay and fringe benefits for employees of Seller, if any, to be hired by Buyer.

        G. Such other apportionments and adjustments as are customarily apportioned upon the transfers of property similar to the Project.

        H. Interest on the Mercantile Loan and any revenues, escrows and other deposits (exclusive of deposits which may secure potential liabilities of H'TOWN which arose prior to closing hereunder, which deposits shall be paid by Selling Partners and, if refunded, shall belong to them) held under the Mercantile Loan.

        I.      Tenant security deposits.

        J. Interest and principal on the Bonds, but the adjustment shall be paid as and when payments thereof are received. Principal and interest are both payable in arrears, interest being payable semi-annually and principal being payable annually.

13.2. Liens. Notwithstanding the foregoing, certified, confirmed and ratified special assessment liens as of the date of closing are to be paid by Seller unless (a) the Leases provide for the tenants to pay them under their Leases or (b) such assessment liens were disclosed in the real property tax bills, special assessment notices or title commitments delivered to Buyer, or (c) the proceeds of the special assessments are used to pay principal and interest on the Bonds. Pending special assessments which have not yet been assessed against the Project as of the date of closing shall be assumed by Buyer, provided, however, that where the improvement has been substantially completed or where Seller or Selling Partners had knowledge of the proposed improvement on or before the date of Closing, such pending lien shall be considered as certified, confirmed or ratified and Selling Partners shall, at Closing, be charged an amount equal to the last estimate by the appropriate public body of the assessment for the improvement unless (a) the Leases provide for the tenants to pay same or (b) the proceeds of the special assessments are used to pay principal and interest on the Bonds, in which case such special assessments shall be adjusted between Buyer and Selling Partners as provided in Section 13.1 and paid thereafter by Buyer.

                                   ARTICLE 14
                                  RISK OF LOSS

14.1. Damage. If the improvements at the Project are damaged by fire or other casualty prior to closing, then the following provisions shall apply. Seller shall promptly notify Buyer of the occurrence of the fire or other casualty. If the cost of restoring the damage, as reasonably estimated by the contractor selected by Seller to perform the restoration, is less than $5,000,000, then, unless the Lender then holding the Mercantile Loan requires that the insurance proceeds be applied to the Mercantile Loan and Seller does not elect to provide its own funds for such purpose (provided, however, that if the amount of insurance proceeds applied to the Mercantile Loan exceeds $500,000, Seller may not make such election without Buyer's written consent), Seller shall proceed to restore the Project at Seller's expense and closing shall occur as scheduled hereunder. If the Lender holding the Mercantile Loan applies the insurance proceeds to the Mercantile Loan and the Seller does not elect to provide its own funds for such purpose, or, if the insurance proceeds so applied exceed $500,000 and Buyer does not approve of Seller providing its own funds for such purpose within 15 days after a request therefor from Seller, then
        Seller shall terminate this Amendment. If restoration cannot be completed within 120 days after the closing date set forth herein, as reasonably estimated by the contractor selected by Seller to perform the restoration, Buyer may terminate this Amendment by giving written notice to Seller within 30 days after Seller notifies Buyer of such casualty and of the estimated time and cost of restoration. If the cost of restoring the damage is $5,000,000.00 or more, as reasonably estimated by the contractor selected by Seller to perform the restoration, either Seller or Buyer may terminate this Amendment.

14.2. Taking. In the event there shall be a threatened, pending or completed exercise of the power of eminent domain or deed in lieu thereof of any material or substantial portion of the Project, Buyer shall have the option, to be exercised within 30 days after Buyer is given written notice thereof, (a) if the amount of proceeds from the condemnation has not yet been determined, to postpone the date of closing for a period of up to 30 days, or (b) to complete closing hereunder and take an assignment of the proceeds paid or to be paid therefore, or (c) either at such time or prior to the expiration of the extension period as provided in (a) above, to terminate this Amendment.

14.3. Termination. Upon any termination under this Article 14, Buyer shall be refunded its entire earnest money deposit(s) and neither party shall have any further liability to the other under this Amendment, except that the indemnification and repair obligations of Buyer under
        Section 4.4 shall survive.

                                   ARTICLE 15
                                    EXPENSES

15.1. Seller's Expenses. Subject to the provisions of Sections 1.13 and 12.4, Selling Partners shall pay all documentary stamps and/or transfer or recording taxes, if any, (provided, however, that any document which triggers liability for Florida documentary stamps will not be signed in Florida) the cost of the title insurance commitment and the owner's title insurance policy premiums; all costs of recording documents which may be necessary to deliver good and marketable title to Partnership Interests and the Property and of clearing title to the Property; any escrow fee charged by the Title Insurance Company; Seller's attorney's fees; all other costs and expenses necessary to deliver the Property Materials and title to the Property and the Partnership Interests to Buyer as required by the terms of this Amendment; the costs of updating the survey and of any title premiums for updating or endorsing the mortgagee title policies held by Lender; any transfer taxes in connection with assignment of the Partnership Interests; charges assessed in connection with transfer of the Bonds; and all costs and expenses associated with continuation of the Mercantile Loan and consent to the transfer of the Partnership Interests to Buyer by Mercantile (excluding Buyer's attorneys' fees).

15.2. Buyer's Expenses. Buyer shall pay the cost of recording any amendments to the certificate of limited partnership of H'TOWN and Buyer's attorney's fees and any of Buyer's Investigation Period studies and tests.

                                   ARTICLE 16
                      MANAGEMENT AGREEMENT; COVENANT NOT TO
                        COMPETE; JOINT VENTURE AGREEMENT
                         AND DECLARATION OF RESTRICTIONS

16.1. Management Agreement. As an inducement to Buyer and to Seller to enter into this Amendment, Buyer and Seller have agreed that the Project will be managed on behalf of Buyer in accordance with the terms of the Management Agreement.

16.2. Use of Name. Buyer and any successor to Buyer shall have a license to use the name "Prime Outlets at Hagerstown" until the final expiration or termination, as provided for therein, of the Management Agreement. If the Management Agreement is terminated in accordance with its terms for "good cause", such license shall simultaneously terminate, which termination shall require the immediate and permanent cessation of usage of such names. The form of the licensing agreement will be the same as for the Birch Run and Williamsburg Projects. "Good cause" for termination of the Management Agreement is defined in the Management Agreement.

16.3. Covenant Not to Compete. Prime Retail, L.P., the Prime Outlets at Birch Run, L.L.C. and the Prime Outlets at Williamsburg, L.L.C. will enter into a Covenant Not To Compete in form similar to that signed at the closing of the Birch Run Project except that no individual will join therein.

16.4. Joint Venture Agreement. The Joint Venture Agreement was entered into in accordance with Section 15.4 of the Agreement and subsequently amended. At closing, the Joint Venture Agreement will be further amended to provide:

        A. The purchase option for the Project only will be timed to allow either party time to close on the purchase of the Project after expiration of the prepayment premium under the Permanent Loan, with all deposits posted in connection with the exercise of the purchase option to be applied to the purchase price at the time that closing on the purchase of the last of the three Projects has occurred.

        B.      Sale  by  the  Joint  Venture  of  the  Bonds; all capital calls
                (except those provided for by the terms of this Amendment), operating and other budgets; dissolution of H'TOWN and the terms of the Permanent Loan will require approval of both Joint Venturers.

        C. Operating Distributions to TOWL under Section 8A(v)(a) of the Agreement of Joint Venture of the Joint Venture will be 11% per annum (in lieu of 10% per annum) of the amounts stated in such Section to the extent applicable to the Project only (and will remain at 10% per annum with respect to the Birch Run and Williamsburg Projects).

        D. Capital calls in the ratio of 30% BRWH and 70% TOWL will be made to make up any difference between the actual amount of the Permanent Loan to the extent it is at least $44,000,000.00 and the then principal amount of the Mercantile Loan at the time of closing the Permanent Loan and, if necessary, to provide funds for reserves required by the Lender making the Permanent Loan.

16.5. Declaration(s) of Easements and Restrictions. H'TOWN or other affiliates of Prime Retail, L.P. own parcels of vacant land which are adjacent to the Real Property and which, if owned by H'TOWN, will be transferred to other entities prior to closing. At closing, H'TOWN and the owners of such parcels will enter into (a) Declaration(s) of Easements and Restrictions. Such restrictions shall include those matters listed on Exhibit XIII. The Declaration(s) of Easements and Restrictions shall be recorded.

                                   ARTICLE 17
                                     DEFAULT

17.1. If Buyer shall default in Buyer's obligations under this Amendment in any material manner, the earnest money deposit(s) paid to date by Buyer together with any interest that may have been earned thereon, shall be paid to Seller as full, complete and liquidated damages in full settlement of any and all claims hereunder, whereupon all parties shall be released of all obligations under this Amendment, except for those obligations of Buyer which, pursuant to specific provisions of this Amendment, survive any termination of this Amendment. If Seller or any of Selling Partners shall default in any of their obligations under this Amendment in any material manner, Buyer may elect as its sole and exclusive remedies to (i) terminate this Amendment and obtain a refund of its deposit(s) or (ii) Buyer may avail itself of specific performance, and, in either case, recover actual damages in a maximum amount equal to the amount of the earnest money deposits then being held pursuant to this Amendment.

                                   ARTICLE 18
                              BROKERAGE COMMISSION

18.1. No Broker. Seller, Selling Partners and Buyer each represent and warrant one to the other, that they have dealt with no broker, finder or similar individual or entity in connection with this transaction. Seller and Selling Partners hereby agree to hold Buyer free and harmless from all brokerage or similar claims made by any entity claiming through or as a result of dealings with them. Buyer hereby agrees to hold Seller and Selling Partners free and harmless from all brokerage or similar claims made by any entity claiming through or as a result of dealings with Buyer including Belz Enterprises and its employees. The provisions of this Section shall survive closing hereunder and shall survive any termination of this Amendment.

                                   ARTICLE 19
                         SURVIVAL OF CERTAIN PROVISIONS

19.1. Wherever in this Amendment obligations of any party are stated to survive closing hereunder, such obligations shall survive closing and delivery of the closing documents, subject to any limitations on the period of survival set forth in this Amendment.

                                   ARTICLE 20
                                     NOTICES

20.1. How Given. All notices hereunder shall be written and shall be deemed given upon receipt thereof or, if receipt is refused, upon the date of refusal. Notices shall be valid if delivered by any of the following means: certified mail, return receipt requested; telecopier; hand delivery or delivery by bonded courier, reputable overnight delivery services, or telegram.

20.2. Notices to Seller and Selling Partners shall be sent to Seller at the address set forth at the beginning of this Amendment with copies to:

                          R. Kelvin Antill, Esq.
                          Prime Retail, L.P.
                          100 East Pratt Street, Suite 1900
                          Baltimore, Maryland  21202
                          Telecopier No. 410/234-1761

20.3. To Buyer. Notices to Buyer shall be sent to Buyer at the address set forth at the beginning of this Amendment with copies to:

                          Dean Vegosen, Esq.
                          Boose Casey Ciklin Lubitz Martens McBane & O'Connell 515 North Flagler Drive, 18th Floor
                          West Palm Beach, Florida  33401
                          Telecopier No. 561/820-0389

20.4. Change. Any party may change its address or telecopier number for notices by giving due notice of such change to the other party hereto.

                                   ARTICLE 21
                                  ESCROW AGENT

                The following provisions apply to the Escrow Agent, but only in its capacity as such and not in its capacity as a title insurer or otherwise:

21.1. Exculpation. Escrow Agent is hereby released and exculpated of all liability whatsoever arising out of or in connection with its activities as Escrow Agent hereunder, except to the extent of loss or damage caused by Escrow Agent's misconduct or negligence.

21.2. Reliance. Escrow Agent may rely and shall be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and to have been signed or presented by the proper party or parties.

21.3. Standard of Duty. Except to the extent caused by Escrow Agent's misconduct or negligence, the Buyer, Seller, and Selling Partners jointly and severally promise and agree to indemnify and save Escrow Agent harmless from any claims, liabilities, judgments, reasonable attorneys' fees and other expenses of every kind and nature which may be incurred by Escrow Agent by reason of its acceptance of, and performance under, this instrument.

21.4. Compensation. Escrow Agent shall not be entitled to any fee or other compensation for acting as Escrow Agent hereunder. If Escrow Agent shall be required to interplead any escrow funds or shall become involved in litigation over the earnest money deposit(s) or any portion thereof, then Escrow Agent shall be entitled to the costs, expenses and attorneys' fees incurred in such action.

21.5. Disputes. Escrow Agent assumes no liability hereunder except that of a stakeholder. If there is any dispute as to whether Escrow Agent is obligated to deliver any funds or documents, or as to whom the funds or documents are to be delivered, Escrow Agent will not be obligated to make any delivery, but in such event may hold the funds or documents until receipt by Escrow Agent of an authorization in writing signed by all of the persons having an interest in such dispute, directing the disposition of any escrow funds or documents held by Escrow Agent. In the absence of such authorization, Escrow Agent may hold the deposit or documents until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun  and diligently  continued,  Escrow  Agent  may,  but  is  not required, to bring an appropriate action or proceeding for leave to place the deposit or documents with the court, pending such determination. Once Escrow Agent has tendered into the registry or custody of any court of competent jurisdiction all money and/or documents in its possession under this Amendment, or has made delivery of the deposit in any other manner provided for herein, Escrow Agent shall be discharged from all duties and shall have no further liability hereunder as Escrow Agent.

21.6. Investigation Period. Anything to the contrary in this Article 21 notwithstanding, if Buyer delivers notice to the Escrow Agent (and reflects that a copy thereof has also been provided to Seller) to terminate this Amendment within the time period and as set forth in
        Section 4.3, Escrow Agent will return the earnest money deposit to Buyer without requiring any confirmation from Seller or Selling Partners and notwithstanding any contrary request or demand from Seller and/or Selling Partners.

                                   ARTICLE 22

                       SPECIAL PROVISIONS REGARDING BONDS

22.1. Conveyance at Closing. It is the intention of the parties that the Bonds be conveyed to H'TOWN or the Property Entity at closing as elsewhere provided in this Amendment. Buyer agrees to cooperate with Prime Retail, L.P. in its efforts to convey the Bonds by signing documents reasonably requested by the issuer of the Bonds and/or bond counsel (provided same are subject to Buyer's approval which will not be unreasonably withheld or delayed), including certifications that Buyer is a sophisticated investor who is acquiring the Bonds for its own account and not with the intent of re-selling them. Prime Retail, L.P. agrees to use its commercially reasonable efforts prior to closing and its best efforts after closing to obtain the requisite governmental and other approvals required for transfer of the Bonds and to obtain transfer of the Bonds (the "Approvals and Transfers") by the time of closing.

22.2.           Absence  of  Approvals  and  Transfers.   If  the  Approvals and
        Transfers are not obtained at or prior to closing then the following shall apply:

        A. If it reasonably appears to Buyer that all of the Approvals and Transfers will never be forthcoming, Buyer shall have the right to
        terminate  this  Amendment.   In such case, if  Prime Retail,  L.P.  has
        exercised its commercially reasonable efforts to obtain the Approvals and Transfers, Buyer's earnest money deposits will be refunded; if Prime Retail, L.P. has not exercised its commercially reasonable efforts to obtain the Approvals and Transfers, Seller, and Prime Retail, L.P. shall be in default hereunder.

        B. If it reasonably appears to Buyer that all the Approvals and Transfers will be forthcoming in the future, closing will occur without the Approvals and Transfers with no reductions in or escrow of the purchase price, subject to all of the following:

                (i) Prime Retail, L.P. will exercise its best efforts to obtain all the Approvals and Transfers and will deliver the Approvals and Transfers and fully complete transfer of the Bonds on or before May 1, 2002.

                (ii) A bond power transferring the Bonds will be executed and delivered to Buyer by Prime Retail, L.P. along with such other documents that are necessary or appropriate for transfer of the Bonds that are possible to be executed and delivered in the absence of the Approvals and Transfers.

                (iii) Prime Retail, L.P. will execute a trust agreement acknowledging that it holds bare legal title to the Bonds for and on behalf of Buyer, who ha s full equitable title thereto, full rights to all interest and principal on the Bonds (subject to the adjustment therefor provided for in Section 13.1), full power and authority to make all decisions pertaining to the Bonds and the right to direct the trustee in all matters pertaining to the Bonds. Prime Retail, L.P. will serve in its capacity as trustee without compensation.

                (iv) BRWH will pledge one third (1/3rd) of its ownership interests (including all right to vote such interests and receive distributions with respect thereto), in the Joint Venture to Buyer to secure Prime Retail, L.P.'s obligation to complete conveyance of legal title to the Bonds with all requisite Approvals. Such pledge will be pursuant to a pledge agreement similar in form to the Pledge Agreement. UCC financing statements will be recorded with respect to such pledge.

                                   ARTICLE 23
                                  MISCELLANEOUS

23.1. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Except for assignment by Buyer to the Joint Venture, the Property Entity or the Property Entity Subsidiary no party hereto may assign this Amendment without the prior written consent of the other parties, which, except as otherwise expressly provided herein, may be withheld in the sole discretion of the non-assigning party. This Amendment may be executed in multiple counterparts and, when executed by all parties, shall constitute one agreement effective and binding on all parties. No persons or entities other than the parties hereto and their respective successors and permitted assigns shall be deemed beneficiaries of any of the provisions of this Amendment.

23.2. Severability. In the event of the invalidity of any provision hereof, same shall be deemed stricken from this Amendment, which shall continue in full force and effect as if the offending provision were never a part hereof.

23.3. Pronouns. Use of pronouns or nouns in any form where they appear in this Amendment shall be read as either masculine, feminine or neuter and either singular or plural wherever the context and facts permit.

23.4. Headings and Exhibits. Article, Section and paragraph headings are inserted solely for ease of reference and shall not be construed to enlarge, modify or limit the provisions hereof. References to numbered or lettered Articles, Sections or paragraphs refer to Articles, Sections and paragraphs of this Amendment unless specified to the contrary. References to Exhibits are to the Exhibits attached hereto which are, by this reference, made a part hereof.

23.5. Time of the Essence. Time is of the essence hereunder. However, if any due date hereunder falls on a Saturday, Sunday or nationally-recognized holiday, the due date shall be the first day thereafter which is not a Saturday, Sunday or holiday.

23.6. Attorneys' Fees. In the event of any litigation arising out of this Amendment, the prevailing party shall be entitled to reimbursement of the costs and expenses thereof from the other party or parties, including reasonable attorneys' fees and including such costs, expenses and fees incurred on appeals of such litigation.

23.7. Construction of Agreement. The parties agree that this Amendment was prepared jointly by them and shall be construed on a parity as between the parties. There shall be no canon of construction for or against any party by reason of the physical preparation of this instrument.

23.8. Effect of Words. Wherever the word "including" appears in this Amendment, it shall be deemed to mean "including, without limitation" if the context permits.

23.9. No Amendment. No amendment, modification, change or alteration of this Amendment shall be valid or binding unless in writing and signed by all the parties.

23.10.          No Agency.   Nothing in this Amendment shall be deemed to create
        an agency relationship between Seller and Buyer. The relationship of the parties is strictly that of a seller and a buyer.

23.11. Governing Law. All matters involving this Amendment shall be governed by and construed in accordance with Maryland law.

23.12. Entire Agreement. Except for a Confidentiality Agreement among Lothar Estein, Estein & Associates USA, Ltd. and Prime Retail, L.P. dated December 3, 2001, the Agreement and the Settlement Agreement, which all shall survive execution hereof, this Amendment is the only agreement among the parties and/or their affiliates pertaining to the Project and all prior negotiations and agreements with respect thereto (except those specifically mentioned above) are merged herein.

23.13.  Faxes.    Faxed  signatures  hereon  shall  be  binding  as if they were originals.

23.14. Obligations. All obligations of Seller, Selling Partners, Selling Parties, H'TOWN and/or Prime Retail, L.P. hereunder are joint and several on the part of the parties who are named with respect to any particular obligation, except that (i) Prime Retail, Inc. shall be liable for covenants, representations and warranties and for indemnifications hereunder solely in its capacity as general partner of Prime Retail, L.P. and not as a Selling Partner or Selling Party (except Prime Retail, Inc. is directly responsible with respect to its obligation to convey its 1% Partnership Interest pursuant to this Amendment and for representations and warranties pertaining to its ownership thereof free and clear of all third party liens, claims and encumbrances); and (ii) any and all liabilities and obligations of the Prime Outlets at Birch Run, L.L.C. and of the Prime Outlets of Williamsburg, L.L.C. under this Amendment (but not otherwise) shall be of no force or effect unless and until closing occurs under this Amendment. All obligations of Seller under this Amendment shall, once closing has occurred, be obligations of the Prime Outlets at Birch Run, L.L.C. and of the Prime Outlets at Williamsburg, L.L.C. and not of H'TOWN.

                    NO FURTHER TEXT - SIGNATURE PAGES FOLLOW.

In the Presence of:            SELLER:
                               THE  PRIME  OUTLETS  AT BIRCH  RUN,  L.L.C.,
                               a  Delaware limited liability company
                                     By:  PRIME RETAIL, L.P.,
                                          its managing member
                                          BY:  PRIME RETAIL, INC.,
                                               its general partner
--------------------------
                               By:
--------------------------        -----------------------------
                               Printed Name:______________________
                               Title:______________________


                               THE PRIME OUTLETS AT WILLIAMSBURG, L.L.C., a Delaware limited liability company
                                     By:  PRIME RETAIL, L.P.,
                                          its managing member
                                          BY:  PRIME RETAIL, INC.,
                                               its  general partner
--------------------------
                               By:
--------------------------        -----------------------------
                               Printed Name:______________________
                               Title:______________________


                               OUTLET VILLAGE OF HAGERSTOWN LIMITED PARTNERSHIP, a Delaware limited partnership
                                     By:  PRIME RETAIL, L.P.,
                                          its general partner
                                          BY:  PRIME RETAIL, INC.,
                                               its general partner
--------------------------
                               By:
--------------------------        -----------------------------
                               Printed Name:______________________
                               Title:______________________


                               BUYER:
                               WELP TRIPLE OUTLET, L.C.,
                               a Florida limited liability company

--------------------------
                               By:
--------------------------        -----------------------------
                               Lothar Estein, Manager and
                               Chief Executive Officer

                                     JOINDER

     Prime Retail, L.P. joins in this Amendment for the purpose of agreeing to be bound by the provisions of Section 1.13 pertaining to its guarantee of the Mercantile Loan and indemnification obligations under such Section.

                               PRIME RETAIL, L.P.



                               By:  Prime Retail, Inc., general partner

                               By:  --------------------------------------------


                                     JOINDER

     The Escrow Agent joins in this Amendment in its capacity as Escrow Agent only to acknowledge its agreement to the provisions of Article 21 and its agreement to hold the earnest money deposit(s) pursuant hereto.

                               CHICAGO TITLE INSURANCE COMPANY, Escrow Agent



                               By:  --------------------------------------------


                                     JOINDER

     Triple Outlet World, Ltd. joins in this Amendment for the purpose of agreeing to be bound by the provisions hereof pertaining to amendment of the Agreement of Joint Venture of the Joint Venture.

                               TRIPLE OUTLET WORLD, LTD.

                               By:  WELP TRIPLE OUTLET, L.C.



                               By:  --------------------------------------------
                               Lothar Estein, Manager
                               and Chief Executive Officer

                           JOINDER BY SELLING PARTNERS

     The undersigned, comprising all of the Selling Partners join in this Amendment for the purpose of agreeing to be bound by its provisions and to evidence their (i) agreement to sell their respective Partnership Interests pursuant to this Amendment; (ii) their consent to the transfer by all other Selling Partners of the transfer of their respective Partnership Interests pursuant to this Amendment; and (iii) their agreement that Prime Retail, L.P. be jointly and severally responsible with Seller for all obligations of Seller, H'TOWN and Selling Partners under this Agreement.

                               PRIME RETAIL, L.P.,



                               By:  PRIME RETAIL, INC.


                                    By:  ---------------------------------------



                               PRIME RETAIL, INC.

                               By:  --------------------------------------------

                              JOINDER BY BRWH, LLC

     BRWH, LLC joins in this Amendment for the purpose of agreeing to be bound by the provisions hereof pertaining to its pledge of its interest in the Joint Venture and amendment of the Agreement of Joint Venture of the Joint Venture.

                               BRWH, LLC

                               By:  --------------------------------------------

                                   SCHEDULE OF
                                    EXHIBITS

I.      Bonds

II.     Rent Roll

III.    Mercantile Loan Terms

IV.     Allocation of Price

V.      Ownership Structure

VI.     Estoppel Certificate

VII.    Legal Description

VIII.   Acreage & Square Footage

IX.     Contracts over $10,000 Not Terminable on 30 days' or Less Notice

X.      Notices of Violations

XI.     Third Party Claims

XII.    Defaults under Tenant Leases

XIII.   H'TOWN Agreement of Limited Partnership

XIV.    Mercantile Letter Regarding Loan Assumption

XV. Restrictions and Easements to be Included in Declaration(s) of Easements and Restrictions

                                    EXHIBIT I


1. Series 1998 SPECIAL OBLIGATION BONDS in the face principal amount of $3,100,000.00.

2. Series 1998 (B) SPECIAL OBLIGATION BONDS in the face principal amount of $1,517,000,00.

3. Series 2000 SPECIAL OBLIGATION BONDS in the face principal amount of $2,454,000.00.

                                   EXHIBIT III

                         Basic Terms of Mercantile Loan


Approximate Principal Balance as of 11/6/01:                  $49,062,000.00

Approximate Principal Balance as of Closing                   $46,862,000.00

Interest Rate:             LIBOR plus 150 basis points

Payments:                  Monthly payments of interest only until the Maturity
                           Date.

Maturity Date:             June 1, 2004

Secured By:                First  Indemnity  Deed  of  Trust  on the Project and
                           pledge of the Barkdoll Special Taxing District Bonds

Guaranteed By:             Prime Retail, L.P.

Assumption Fee:            1% to be paid by Selling Partners

                                   EXHIBIT VI

                           TENANT ESTOPPEL CERTIFICATE

     The undersigned ("Tenant"), as tenant, has entered into a certain Agreement of Lease dated _______________________ (the "Lease"), with , __________________
a ______________________ partnership, as landlord ("Landlord"), covering certain premises more particularly described in the Lease, and located in Space No. ____ (the "Demised Premises") in the Prime Outlets at Hagerstown shopping center, Hagerstown, Maryland (the "Shopping Center"). Tenant, for good and valuable consideration, hereby certifies to Landlord, to _______________________, the prospective purchaser of the Shopping Center ("Purchaser"), and to _________________________ ("Lender"), which will be making a loan to Purchaser secured by a mortgage covering the Shopping Center, and to their respective successors and assigns that:

1. The Lease is in full force and effect. There have been no amendments, modifications or supplements to the Lease, except as set forth below:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

______________________________________________________________________________.

2. The term of the Lease commenced on _____________________ and full rental is now accruing thereunder. The term of the Lease shall expire on ___________________________ unless sooner terminated or extended in accordance with the terms of the Lease. Tenant has no option to extend or renew the Lease, except as set forth below:
________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________________.

3.      The   current   minimum   annual   rent   payable  under  the  Lease  is
        $____________________. Tenant is also obligated to pay as additional rent the items checked below:

        9        Percentage Rent of:  ______________________;
        9        Common Area Maintenance
        9        Real Estate Taxes
        9        Marketing Fund
        9        Insurance
        9        Other - _______________________________.

4. All rentals and other charges due and payable under the Lease by Tenant have been paid up to __________________________. No rent or other sums due under the Lease have been prepaid more than thirty (30) days in advance.

5. Tenant has accepted possession and is in occupancy of the Demised Premises. All items of an executory nature have been completed under the terms of the Lease, and all improvements required to be made by or paid for by Landlord have been completed or paid for by Landlord in accordance with the Lease and to the satisfaction of Tenant.

6. Tenant has no offsets, deductions or defenses to its obligations under the Lease and Tenant is not entitled to any free rent or other rent concessions after the date hereof, except as follows:
        _______________________________________________________________________,
        (if the preceding space is left blank, there are none).

7. Tenant is not in default in the performance of any of its obligations under the Lease, and Tenant has not received any notice of a default by Tenant under the Lease which has not been cured.

8. Tenant has not given the Landlord any notice of a default on the part of the Landlord under the Lease which has not been cured, and there are no defaults or conditions which with the giving of notice or the passage of time or both, will become a default by Landlord or under any of the terms or provisions of the Lease, except as follows:
        _______________________________________________________________________,
        (if the preceding space is left blank, there are none).

9. Landlord is holding a security deposit under the Lease in the amount of $_______________ (if the preceding is left blank, there is no security deposit).

10. Tenant has no purchase options, rights to purchase, rights of first refusal to purchase, or first offer rights to purchase with respect to the Shopping Center or any part thereof or any interest therein, except as follows:____________________________________________________________.

11. There are currently no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any other state thereof.

12. This Certificate is being executed and delivered by Tenant with the understanding that this Certificate may be relied upon by the parties identified above and their respective successors and assigns.

13. Tenant acknowledges that Purchaser has assigned or will assign to Lender all of its rights in the Lease, including the right to collect rents and any other payments from Tenant, and that Lender will waive its right to collect such payments until such time as Purchaser is in default under the mortgage. In consideration of Lender making its loan to the Purchaser, Tenant shall make all such payments to Lender, its successors or assigns upon receiving written notice from Lender that Purchaser is in default under the mortgage loan.

14. Tenant has paid in full all sums due or owing in connection with tenant improvements made to the Demised Premises by or on behalf of Tenant and there are no mechanics' or materialmen lien rights with respect thereto.

15. The signatory to this Certificate has full and complete authority to sign on behalf of Tenant.

16.     Faxed signatures hereon shall be binding as originals.

                               TENANT:

                               ___________________________________(Name)


                               By:________________________________
                                  Title:

                               Date:______________________________

     __________________________, the Purchaser hereby joins in this Agreement for the purpose of consenting to the provisions of paragraph 13 hereof.

                               PURCHASER:

                               ___________________________________


                               By:  ______________________________

                               By:  ______________________________

                                  EXHIBIT VIII

                             Description of Project


Approximately 485,471 square feet of gross leasable area and approximately 2,720 parking spaces situated on 61.635 acres.

                                   EXHIBIT XV

    RESTRICTIONS TO BE INCLUDED IN DECLARATIONS(S) OF RESTRICTIONS AND EASEMENTS


1.      Reasonable Signage Limitations

2.      Height Limitations on Buildings

3.      Architectural   and   Design   Harmony   with   the  Project,  Including
        Landscaping.

4. No use for discount or off price retail, including, without limitation, flea markets and factory outlets

5. No use with excessive parking requirements such as theaters, bingo halls, houses of worship, etc.

6. The outparcels will be provided with appropriate easements for access, utilities, etc. subject to reasonably appropriate controls to assure that there is no material adverse impact on the Project and the owners of the outparcels agree to share maintenance of the easement areas on an appropriate basis with H'TOWN.

7.      Such other provisions as are reasonably acceptable to both parties.

        All holders of mortgages or deeds of trust on the properties which are subject to the Declaration(s) of Restrictions must subordinate their rights to the Declaration(s). The form of the Declarations(s) of Easements and Restrictions is to be agreed upon by Buyer and Seller during the Investigative Period.

                                   EXHIBIT IV

                          ALLOCATION OF PURCHASE PRICE


     An amount equal to the remaining principal balance of the Bonds (the "Bond Amount"), as prorated in accordance with Article 13, shall be allocated to the Bonds.

     The following components will be allocated the following dollar amounts:

                  Covenant Not To Compete                         $1,250,000

                  Use of Name                                     $1,500,000

         The total of the Bond Amount and the two items listed above will be subtracted from $80,500,000, with the remainder being called "Remaining Price" in this Exhibit. Each of the following components will be allocated its designated percentage of the Remaining Price:

                  Component                           Percent of Remaining Price

                  Land                                      7.35%
                  Land Improvements                        11.00%
                  Building & Improvements                  80.70%
                  Furniture & Fixtures                       .95%
                                                          -------

                                             Total        100.00%